UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2008

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7699	95-1948322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3125 Myers Street, Riverside, California	92503-5527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (951) 351-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The Company’s senior secured credit facility with a syndicate of lenders led by Bank of America, as agent, was amended as of April 24, 2008 to permit the Company to make certain voluntary prepayments, in either cash or through the issuance of Company stock, with respect to the Company’s outstanding 2003 subordinated debentures. The amendment is filed herewith as Exhibit 10.1.

The foregoing description of the Sixth Amendment to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment to the Credit Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

Sixth Amendment to Third Amended and Restated Credit Agreement dated as of April 24, 2008, by and among Fleetwood Enterprises, Inc., Fleetwood Holdings Inc. and its subsidiaries listed on the signature pages thereof, the banks and other financial institutions signatory thereto that are parties as Lenders (the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2008

FLEETWOOD ENTERPRISES, INC.

By:	/s/ Leonard J. McGill
Name:	Leonard J. McGill
Its:	Senior Vice President, General Counsel & Secretary